UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ALBERTON ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not applicable

	(2)	Aggregate number of securities to which transaction applies: Not applicable

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALBERTON ACQUISITION CORPORATION
Room 1001, 10/F, Capital Center

151 Gloucester Road, Wanchai, Hong Kong

NOTICE OF POSTPONEMENT OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ALBERTON ACQUISITION CORPORATION:

The 2019 annual meeting (the “Annual Meeting” or the “Meeting”) of shareholders of Alberton Acquisition Corporation (the “Company”, “we” or “ALAC”), originally scheduled to be held at 10:00 a.m., local time, at Hunter Taubman Fischer & Li LLC, located at 1450 Broadway, 26th Floor, New York, New York, 10018, on December 31, 2019, has been postponed and will now be held on January 21, 2020 at 10:00 a.m. local time at the same location.

No changes have been made to the record date, the location of the meeting or the proposals to be brought before the Annual Meeting, which are presented in the definitive proxy statement on Schedule 14A that we filed with the U.S. Securities and Exchange Commission on November 18, 2019 (the “Proxy Statement”).

We decided to postpone the Annual Meeting after becoming aware of an error during the mailing process that caused a failure to timely deliver the Proxy Statement to beneficial unit holders before the scheduled meeting date. The Annual Meeting has been postponed to January 21, 2020 to ensure that all holders receive materials required by the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements under Schedule 14A.

You can cast your vote at the Annual Meeting and any adjournments or further postponements thereof if the Company’s records show that you were a holder of record as of the close of business on November 1, 2019, the record date for the Annual Meeting.

This notice is first being mailed to all securities holders of the Company on or about January 3, 2020.

The Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2018, and the Quarterly Reports on Form 10-Q for periods ended March 31, June 30, and September 30, 2019 are first being mailed to the beneficial unit holders on or about January 3, 2020.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may change your vote or revoke your proxy at any time before it is voted at the meeting by following the instructions provided in the proxy card and Proxy Statement previously mailed to you.

We sincerely apologize for any inconvenience this postponement may cause you and appreciate your understanding.

Dated: December 30, 2019

Sincerely,

/s/ Bin (Ben) Wang
Bin (Ben) Wang
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to Be Held at 10:00 a.m. on January 21, 2020 (Eastern Time)

The Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2018, and the Quarterly Reports on Form 10-Q for periods ended March 31, June 30, and September 30, 2019, and this Notice of Postponement of 2019 Annual Meeting of Shareholders are available at

https://materials.proxyvote.com/G35006.